UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2008
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32891 (Commission File Number)	20-3552316 (IRS Employer Identification No.)

1000 East Hanes Mill Road		27105
Winston-Salem, NC		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02.	Results of Operations and Financial Condition
Item 9.01.	Financial Statements and Exhibits

Item 2.02.	Results of Operations and Financial Condition
     On October 24, 2008, Hanesbrands Inc. (“Hanesbrands”) issued a press release announcing that the impact of the liquidation disclosure by Mervyn’s LLC and its affiliated entities on October 17, 2008, which occurred after Hanesbrands’ third quarter ended, will be included in Hanesbrands’ third quarter results as a material subsequent event. Hanesbrands also disclosed the expected charges related to the Mervyn’s bankruptcy for the quarter ended September 27, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     Exhibit 99.1 contains disclosures about earnings per diluted share excluding actions and the impact of the Mervyn’s bankruptcy, which is considered a non-GAAP performance measure that Hanesbrands has chosen to provide to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means of evaluating Hanesbrands’ operations. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

Item 9.01.	Financial Statements and Exhibits
(c)      Exhibits
           Exhibit 99.1     Press release dated October 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2008	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer

Exhibits

99.1	Press release dated October 24, 2008